                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Susan Fedor, Investor Relations
203.894.3288, SUSANFEDOR@VITALWORKS.COM

                    VITALWORKS REPORTS FOURTH-QUARTER RESULTS

RIDGEFIELD, Conn., February 3 /PRNewswire/ - VitalWorks Inc. (Nasdaq:VWKS), a leader in radiology and medical information technology solutions, today reported financial results for its fourth quarter ended December 31, 2003.

Total revenues for the quarter were $26.7 million, compared to $28.1 million for the September quarter and $29.0 million for the December 2002 quarter. Although recognized revenues are down sequentially, deferred revenues rose to $11.8 million at December 31, 2003 from $7.9 million at September 30, 2003. The increase includes $1.0 million of product sales and services that were deferred in the quarter pursuant to revenue recognition criteria. In addition, the company's backlog orders (signed contracts for products and services) are up $2 million from September 2003.

The company incurred an operating loss of $(1.7) million for the December 2003 quarter. The operating loss includes charges of $3.0 million, which consisted of acquired in-process technology ($.7 million), restructuring ($.5 million), asset impairment ($.5 million) and depreciation and amortization ($1.3 million).

The company had a net loss of $(2.0) million, or $(.05) per share, for the December 2003 quarter, compared to net income of $4.1 million, or $.09 per diluted share, for the corresponding period ended December 31, 2002. The amounts for 2003 include one month of operating results of AMICAS, Inc., which was acquired by the company on November 25, 2003.

"Our acquisition of AMICAS was an important highlight of the fourth quarter," said Joseph Walsh, president and CEO. "We believe that PACS will be the primary driver of growth in the radiology IT area for the next several years, and the combination of AMICAS' PACS with the rest of our radiology product suite affords VitalWorks a distinct market advantage in this area. I am also encouraged by the operational progress we are making in our sales organization. We saw increasing traction at the high end of the market and closed a number of significant contracts during the quarter," Mr. Walsh added.

VITALWORKS REPORTS FOURTH-QUARTER RESULTS (CONTINUED)           FEBRUARY 3, 2004

Among these significant orders, some of which were separately announced today, are:

      - Wake Radiology Services, L.L.C., headquartered in Raleigh, North Carolina, for RadConnect RIS and Replica. Wake Radiology conducts over 500,000 procedures each year at 16 locations including a network of imaging centers and hospital locations. RadConnect RIS and Replica will be installed at each of their imaging centers, providing for the sharing of data and images throughout their network.

      - Newark Beth Israel Medical Center, based in Newark, New Jersey, for AMICAS Vision Series PACS. A 669-bed regional care and teaching hospital with more than 800 physicians, and handling more than 300,000 outpatient visits and 23,000 admissions annually, Newark Beth Israel Medical Center will use AMICAS Vision Series PACS to implement a digital radiology strategy and to ensure enterprise-wide imaging workflow via AMICAS RealTime Worklist.

      - Mountain States Health Alliance (MSHA), headquartered in Johnson City, Tennessee, for VitalWorks' complete emergency department information system, including EMstation and EMtrack. The system will be deployed at all five of their emergency departments. MSHA serves 28 counties in Tennessee, Virginia, Kentucky, and North Carolina. With over 150,000 emergency department visits each year, MSHA is the largest healthcare network in their region.

      - A large, university-affiliated medical center located in the southwestern United States, for VitalWorks Enterprise iSeries practice management software. The system will be installed throughout a network of over 20 primary care and urgent care clinics, and will serve 80 physicians. In addition to the enterprise practice management system, the client will be deploying InfoUnPlugged, the company's remote charge capture system, as well as PracticeExchange, the company's Web-based patient services module.

      - A large, university-affiliated health system located in the southeastern United States, for AMICAS Vision Series PACS. Recently rated among the top hospitals in the country by U.S. News & World Report, this 908-bed multi-facility institution will be using AMICAS Vision Series PACS to distribute approximately 1,000,000 studies per year.

"We believe these orders demonstrate the market acceptance of our product strategy, the competitiveness of our products themselves, and the progress we have made with the expansion of our sales and marketing areas," said Mr. Walsh. "I anticipate this trend will continue, and I am looking forward to greater achievements in 2004."
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VITALWORKS REPORTS FOURTH-QUARTER RESULTS (CONTINUED)           FEBRUARY 3, 2004

VitalWorks ended the quarter with cash and cash equivalents totaling $20.1 million and long-term debt totaling $29.8 million. In the quarter, the company borrowed $15.0 million in connection with the AMICAS acquisition and repaid $1.4 million of its outstanding debt. The company has working capital of $9.5 million, net of deferred revenue of $11.8 million, and its current ratio is 1.3 to 1, compared to 1.9 to 1 at December 31, 2002.

Days sales outstanding or DSO (calculated as accounts receivable, net of allowances, divided by quarterly revenues multiplied by 90 days) was 55 days, compared to 47 days for the September 2003 quarter. The calculation includes only one month of AMICAS revenues and its customers, primarily hospitals, tend to be slower payers, which accounts for a significant portion of the DSO increase.

VitalWorks identified and determined the fair value of intangible assets relating to AMICAS as follows: picture archiving and communication systems
(PACS) software, $13.7 million (7-year life); trademarks, $1.9 million (15-year life); and noncompete agreements, $1.5 million (5-year life). In addition, $14.2 million of the purchase price was allocated to goodwill (indefinite life). The purchase price of AMICAS was allocated, and the economic lives of intangible assets were estimated, by the company based upon an independent appraisal.

Looking forward, for the full-year 2004, the company expects total revenues to be approximately $122 million to $128 million, which includes $49 million to $52 million from the company's Radiology unit and $73 million to $76 million from the Medical unit. In 2003, revenues of the Radiology business were $34.5 million and Medical had revenues of $77.0 million. VitalWorks expects operating results of approximately $(1.4) million to $2.4 million for year 2004, including $1.6 million to $2.9 million for the December 2004 quarter. Excluding depreciation and amortization expense of approximately $8 million for year 2004 ($2 million estimated for the December 2004 quarter), the company expects adjusted operating results, or EBITDA, of approximately $6 million to $10 million ($4 million to $5 million for the December 2004 quarter). Earnings per share is expected to be approximately $(.07) to $.02. These estimates assume, among other things, an income tax provision of approximately $.3 million.

VitalWorks believes that the EBITDA measurement is a meaningful indicator of the company's core operating performance and is used by management in evaluating such performance and in planning for future periods. This non-GAAP financial measure should be viewed as supplemental to, and not as an alternative for, the company's GAAP financial measures.
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VITALWORKS REPORTS FOURTH-QUARTER RESULTS (CONTINUED)           FEBRUARY 3, 2004

ABOUT VITALWORKS

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for radiology practices including hospital radiology departments and ambulatory imaging centers, and medical practices such as anesthesiology, ophthalmology, emergency medicine, plastic surgery, dermatology and general medicine. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative, financial, and clinical information management functions for large and small physician groups and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit the company at vitalworks.com.

SAFE HARBOR STATEMENT

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results. When used in this press release, the words: believes, intends, plans, anticipates, expects, estimates, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements which include: the company operates with a minimal amount of software licensing and system sales backlog and a significant portion of the company's quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month (therefore, quarterly and annual revenues and operating results are highly dependent on the volume and timing of the signing of license agreements and product deliveries during each quarter, which are very difficult to forecast); the length of sales and delivery cycles; the availability of specified computer hardware for resale; the size and timing of orders for products and services; the deferral and/or realization of deferred software license and system revenues according to contract terms; the timing, cost and success or failure of new product and service introductions and product upgrade releases; the company's ability to attract and retain qualified personnel; the timing, cost and level of advertising and promotional programs; competition including product offerings, price and service; customer attrition; uncertainties concerning threatened, pending and new litigation against the company including related professional services fees; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; changing economic, political and regulatory conditions, particularly with respect to the IT-spending environment; the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully; costs related to the merger with AMICAS; the ability to comply with all government laws, rules and regulations for all applicable products; the inability to achieve revenues from combined lines of products; and other risks affecting
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VITALWORKS REPORTS FOURTH-QUARTER RESULTS (CONTINUED)           FEBRUARY 3, 2004

SAFE HARBOR STATEMENT (CONTINUED)

VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. Also, management's projections for revenues and operating results include significant sales of new product and service offerings, including the company's new image management systems, AMICAS(R) Vision Series(TM) PACS, its new radiology information system, RadConnect(R) RIS, and Intuition(TM) product line, which may not be realized. Due to these and other factors, the company's revenues and operating results are very difficult to forecast. A major portion of the company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or greater losses. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE QUALIFIED BY THESE CAUTIONARY STATEMENTS AND ARE MADE ONLY AS OF THE DATE OF THIS PRESS RELEASE. VitalWorks is under no obligation to (and expressly disclaims any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise. The financial statements and information as of, and for the periods ended, December 31, 2003 contained in this press release are subject to review and audit by the company's independent auditors.
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                                 VITALWORKS INC.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    DECEMBER 31,   December 31,
                                                                                       2003           2002
                                                                                     ---------      ---------
ASSETS
Current assets:
      Cash and cash equivalents                                                      $  20,128      $  39,474
      Accounts receivable, net of allowances                                            16,409         14,130
      Computer hardware held for resale                                                    832            629
      Deferred income taxes, net                                                         2,203          1,578
      Prepaid expenses and other current assets                                          2,934          1,660
                                                                                     ---------      ---------
TOTAL CURRENT ASSETS                                                                    42,506         57,471
Property and equipment, at cost, less accumulated depreciation
      and amortization                                                                   4,681          4,542
Goodwill                                                                                34,472         20,256
Acquired/developed software, less accumulated amortization                              21,469          8,473
Other intangible assets, less accumulated amortization                                   3,364
Deferred income taxes, net                                                              24,547         25,172
Other assets                                                                             1,537          1,217
                                                                                     ---------      ---------
Total assets                                                                         $ 132,576      $ 117,131
                                                                                     =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses                                          $  11,049      $  10,630
      Accrued employee compensation and benefits                                         2,486          4,636
      Accrued restructuring costs                                                          923          1,107
      Deferred revenue, including unearned discounts                                    11,762          9,578
      Current portion of long-term debt                                                  6,738          4,300
                                                                                     ---------      ---------
TOTAL CURRENT LIABILITIES                                                               32,958         30,251
Long-term debt                                                                          23,019         14,641
Other liabilities, primarily unearned discounts re: outsourced printing services         5,937         11,806
Stockholders' equity:
      Preferred stock $.001 par value; 2,000,000 shares authorized;
         none issued
      Common stock $.001 par value; 200,000,000 shares authorized;
         45,278,816 and 44,605,944 shares issued                                            45             45
      Additional paid-in capital                                                       205,439        203,173
      Accumulated deficit                                                             (128,350)      (136,313)
      Treasury stock, at cost, 1,985,502 shares                                         (6,472)        (6,472)
                                                                                     ---------      ---------
TOTAL STOCKHOLDERS' EQUITY                                                              70,662         60,433
                                                                                     ---------      ---------
Total liabilities and stockholders' equity                                           $ 132,576      $ 117,131
                                                                                     =========      =========

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                                 VITALWORKS INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                           THREE MONTHS ENDED                YEAR ENDED
                                                               DECEMBER 31,                 DECEMBER 31,
                                                        ------------------------      ------------------------
                                                          2003            2002          2003           2002
                                                        ---------      ---------      ---------      ---------
REVENUES
       Maintenance and services                         $  20,451      $  21,025      $  87,790      $  84,808
       Software licenses and system sales                   6,218          8,020         23,729         30,003
                                                        ---------      ---------      ---------      ---------
Total revenues                                             26,669         29,045        111,519        114,811
                                                        ---------      ---------      ---------      ---------
COSTS AND EXPENSES
Cost of revenues:
       Maintenance and services                             5,302          5,497         22,376         21,970
       Software licenses and system sales, includes
          amortization of software costs of $590
          $262, $1,873 and $911                             2,621          2,744          9,493          8,749
Selling, general and administrative                        13,876         12,306         50,560         49,716
Research and development                                    4,192          3,435         15,891         13,535
Depreciation and amortization                                 719            673          2,460          2,572
Acquired in-process technology                                750                           750
Restructuring costs (credit)                                  454                           454           (501)
Impairment charge (credit)                                    490                           490         (6,000)
                                                        ---------      ---------      ---------      ---------
                                                           28,404         24,655        102,474         90,041
                                                        ---------      ---------      ---------      ---------
OPERATING INCOME (LOSS)                                    (1,735)         4,390          9,045         24,770
Interest income                                                48            124            273          1,480
Interest expense                                             (285)          (373)        (1,155)        (1,938)
                                                        ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE INCOME TAXES                          (1,972)         4,141          8,163         24,312
Provision for income taxes                                     50             56            200            162
                                                        ---------      ---------      ---------      ---------
NET INCOME (LOSS)                                       $  (2,022)     $   4,085      $   7,963      $  24,150
                                                        =========      =========      =========      =========
EARNINGS (LOSS) PER SHARE
       Basic                                            $   (0.05)     $    0.09      $    0.18      $    0.58
       Diluted                                          $   (0.05)     $    0.09      $    0.17      $    0.49
AVERAGE NUMBER OF SHARES OUTSTANDING
       Basic                                               43,283         43,354         43,052         41,592
       Diluted                                             43,283         47,727         47,134         48,850
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